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Metris Receivables, Inc.                         Metris Master Trust                                              Monthly Report
Securityholders' Statement                          Series 1999-1                                                       Jul-2002
Section 5.2                                                                Class A                 Class B                 Total
(i)  Security Amount ..................................................    500,000,000.00     49,450,550.00        549,450,550.00
(ii)  Security Principal Distributed ..................................              0.00                --                  0.00
(iii)  Security Interest Distributed ..................................        882,083.33                --            882,083.33
(iv)  Principal Collections ...........................................     24,542,571.37      2,427,287.31         26,969,858.68
(v)  Finance Charge Collections .......................................     10,780,043.32      1,066,158.15         11,846,201.47
       Recoveries .....................................................        503,855.62         49,831.87            553,687.49
       Principal Funding Account Investment Earnings ..................              0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings ........              0.00              0.00                  0.00
         Total Finance Charge Collections .............................     11,283,898.94      1,115,990.02         12,399,888.96
Total Collections .....................................................     35,826,470.31      3,543,277.33         39,369,747.64
          (vi) Aggregate Amount of Principal Receivables ..............                --                --     10,248,977,791.37
       Invested Amount (End of Month) .................................    500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage .................................         4.8785353%        0.4824925             5.3610278%
       Fixed/Floating Allocation Percentage ...........................         4.8785353%        0.4824925             5.3610278%
       Invested Amount (Beginning of Month) ...........................    500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount ..................................                --                --        549,450,550.00
(vii)  Receivable Delinquencies (As a % of Total Receivables) .........                --                --                    --
       Current ........................................................                --             83.39%     9,025,125,832.76
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) .....                --              6.35%       687,725,726.98
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ....                --              3.24%       350,920,805.69
       90 Days and Over (60+ Days Contractually Delinquent) ...........                --              7.02%       759,341,940.49
Total Receivables .....................................................                --            100.00%    10,823,114,305.92
             (viii) Aggregate Investor Default Amount .................                --                --          7,407,397.29
         As a % of Average Daily Invested Amount ......................                --                --                    --
        (Annualized based on 365 days/year) ...........................                --                --                 15.87%
(ix)  Charge-Offs .....................................................              0.00              0.00                  0.00
(x)  Servicing Fee ....................................................                --                --            933,313.26
(xi)  Unreimbursed Redirected Principal Collections ...................                --                --                  0.00
(xii)  Excess Funding Account Balance .................................                --                --                  0.00
(xiii)  New Accounts Added ............................................                --                --               347,940
(xiv)  Average Gross Portfolio Yield ..................................                --                --                 26.57%
         Average Net Portfolio Yield ..................................                --                --                 10.70%
(xv)  Minimum Base Rate ...............................................                --                --                  4.19%
        Excess Spread .................................................                --                --                  6.51%
(xvi)  Principal Funding Account Balance ..............................                --                --                  0.00
(xvii)  Accumulation Shortfall ........................................                --                --                  0.00
(xviii)  Scheduled date for the commencement of the Accumulation Period                --                --             June 2003
        Accumulation Period Length ....................................                --                --                   N/A
(xix)  Principal Funding Account Investment Proceeds Deposit ..........                --                --                  0.00
        Required Reserve Account Amount ...............................                --                --                  0.00
        Available Reserve Account Amount ..............................                --                --                  0.00
        Covered Amount ................................................                --                --                  0.00
(xx)  Aggregrate Interest Rate Caps Notional Amount ...................                --                --        500,000,000.00
        Deposit to the Caps Proceeds Account ..........................                --                --                  0.00
(xxi)  Policy Claim Amount ............................................                --                --                  0.00
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